SOS
Office of the Secretary of State
Corporations & Charities Division
(360) 725 - 0377 | www.sos.wa.gov/corps
801 Capitol Way S, Olympia, WA 98504-0234

This Box For Office Use Only

FILED
Secretary of State
State of Washington
Date Filed: 07/12/2019
Effective Date: 07/12/2019
UBI No: 602 071 264

■ Amendment Fee $30

□ Amendment Fee with Expedited Service $80

ARTICLES OF AMENDMENT
PROFIT CORPORATION
RCW 23B.10

Please provide UBI # 602071264

NAME OF PROFIT CORPORATION: (as currently recorded with the Office of the Secretary of State)
Command Center, Inc.

BUSINESS TYPE: Are you changing your business type? □ Yes ✓ No (if no, continue to next section)

If yes, select the change being made:

□ WA PROFESSIONAL SERVICE CORPORATION □ WA PUBLIC UTILITY CORPORATION

□ WA SOCIAL PURPOSE CORPORTION

ENTITY NAME CHANGE: Are you changing your business name? □ Yes ■ No If no, continue to Jurisdiction

If yes, do you already have an entity name reserved? □ Yes ■ No

If Yes, provide the Name Reservation Number and Name If No, provide only the name

Reservation Number: ________________

Name: ________________

CORPORATE SHARES: Are you changing your business's authorized shares? ■ Yes □ No If no, continue to next section

New number of authorized shares: 31,000,000 Class of shares: ■ Common Stock ■ Preferred Stock

Did your share information change? (check one) ■ Yes □ No If No, continue to next section

If Yes, implementation plan for change: (attach additional pages if needed)
See the attached Exhibit A. Previously-issued shares of Series A Preferred Stock has been redeemed. The Articles of Amendment eliminate references to Series A Preferred Stock.

Has your registered agent changed? □ **YES** ■ **NO** **If Yes, please be sure to complete page 2**

Work Order #: 2019071200353848 - 1
Received Date: 07/12/2019
Amount Received: $80.00

NEW REGISTERED AGENT:

Is the Registered Agent a Commercial Registered Agent? ☐ Yes ☐ No

If Yes, provide the name of the Commercial Registered Agent: ______________________________

A Commercial Registered Agent is an entity or individual that is registered with the Office of the Secretary of State to receive legal documents on behalf of a corporation. A Commercial Registered Agent has the entities/individual's address on record with the office.

A Registered Agent consent is still required for a Commercial Registered Agent located below.

If No, please continue below

Please complete ONE type of Registered Agent below, be sure to include the name below the checked box. Then continue to provide the required street address. Mailing address if needed.

☐ **Individual**	☐ **Entity**	☐ **Office or Position**
______________________	______________________	______________________
First and last name of a Non-commercial Registered Agent. (Any person not registered as a Commercial Registered Agent.)	Name of a Non-commercial Registered Agent. (Any business not registered as a Commercial Registered Agent.)	List the Office or Position serves as agent. (Only if using the specific office or position as the registered agent, no matter who holds the position like: Secretary, Member or Treasurer.)

Phone: ______________________ Email: ______________________

Registered Agent Street Address (required) (Must be a physical address No PO Box or PMB)	**Registered Agent Mailing Address (optional)** ☐ Check if mailing address is the same as street address
Country: United States **State: Washington**	**Country: United States** **State: Washington**
Address: ______________________	**Address**: ______________________
______________________	______________________
Zip: ________ **City**: ______________	**Zip**: ________ **City**: ______________

CONSENT TO SERVE AS REGISTERED AGENT - REQUIRED FOR ALL TYPES

I hereby consent to serve as Registered Agent in the State of Washington for the named entity. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the entity; to forward mail to the entity; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

______________________	______________________	______________
Signature of Registered Agent	Printed Name/Title	Date

Work Order #: 2019071200353848 - 1
Received Date: 07/12/2019
Amount Received: $80.00

DURATION: ***Required only if changed*** Please check **ONE** of the following

☐ This Company shall have a perpetual duration ☐ This Company shall have a duration of ________ years.

☐ This Company shall expire on ______________

ADOPTION OF ARTICLES OF AMENDMENT: This Amendment was duly adopted by the following method

■ By a sufficient vote of shareholders

☐ By the board of directors

☐ By the incorporators prior to the issuance of shares

EFFECTIVE DATE:

■ Date of filing ☐ Specify a Date ________________ cannot be more than 90 days following received date

DATE OF ADOPTION: When was this Amendment adopted?

☐ Date of filing ■ Specify a date: 07/10/2019

RETURN ADDRESS FOR THIS FILING: ***(Optional)***

This address will be sent document(s) regarding this specific filing in addition to document(s) being sent to the Registered Agent's street/mailing address.

Attention to: Ms. Claudia Dubon

Email: CDubon@olshanlaw.com

Address: Olshan Frome Wolosky LLP, 1325 Avenue of the Americas

City New York **State** NY **Zip** 10019

AUTHORIZED PERSON:

This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

Signature of Authorized Person	Printed Name/Title	Date
[signature]	Richard K. Coleman, Jr.	07/12/2019

Work Order #: 2019071200353848 - 1
Received Date: 07/12/2019
Amount Received: $80.00

EXHIBIT A
TO
ARTICLES OF AMENDMENT
OF
COMMAND CENTER, INC.

Pursuant to the provisions of RCW 23B.10.030, the following Articles of Amendment are submitted for filing:

Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE IV
Authorized Capital Stock

> The authorized capital stock of the Corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.
>
> The total number of shares of Common Stock that the Corporation will have authority to issue is Thirty Million (30,000,000). The shares of Common Stock shall have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in the preference.
>
> The total number of shares of Preferred Stock that the Corporation will have the authority to issue is One Million (1,000,000). The shares of Preferred Stock shall have a par value of $0.001 per share. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences and rights of each series of Preferred Stock.

Shareholder action on the amendment was required. The Board of Directors recommended the amendment to the shareholders and the amendment was approved by a vote of the shareholders on July 10, 2019 pursuant to RCW 23B.10.030.

Work Order #: 2019071200353848 - 1
Received Date: 07/12/2019
Amount Received: $80.00

The Corporation has caused these Articles of Amendment to be executed on July 12, 2019.

COMMAND CENTER, INC.

By: ______________________

Name: Richard K. Coleman, Jr.

Title: Chief Executive Officer

Work Order #: 2019071200353848 - 1
Received Date: 07/12/2019
Amount Received: $80.00